Exhibit 10.2

COMMERCIAL LEASE

Research Way Investments
A California Limited Partnership
LANDLORD

Siga Technologies, Inc.
TENANT

S:\Corvallis, OR-4575 SW Research Way\Tenants\Siga Technologies\2018-New Lease, Addendum, Exhibits, etc.\RWI-Siga Technologies – New Lease (draft) -5-11-17.doc

COMMERCIAL LEASE

SUMMARY OF LEASE TERMS

A.    EXECUTION DATE:     November 3, 2017
EFFECTIVE DATE:     January 1, 2018

B.    LANDLORD:    Research Way Investments, a California Limited Partnership

C.    TENANT:    Siga Technologies, Inc.

D.    PREMISES (Section 1, Exhibit A):

Approximately *10,276+/- square feet of “Load Adjusted” Net Rentable Premises located on the lower floor in that certain building located and addressed at 4575 S.W. Research Way, Corvallis, OR, 97333 (the "Building"), situated on the real property described on Exhibit C ("Property"). The Net Rentable Area of the Building is 90,669+/- square feet. The Adjusted Gross Building Area of the Building is 103,200+/- square feet. (The Net Rentable Area of the building can change from time to time as floor plans and tenancies change.) The Load Adjusted Premises is *10,276 +/- square feet (see Addendum 1 for the explanation regarding the 10,276+/- sq. ft. number).

E.    TERM (Section 2.1):

Occupancy Date:             January 1, 1998
Commencement Date:        January 1, 2018
Expiration Date:            December 31, 2019
Length of Term:            Two (2) Years
Options:                Two (2) successive options                     Length of Options:        First Option (immediately following Expiration Date): Two (2)
Years; Second Option (immediately following expiration of first option period): Three (3) Years.

F.	FIXED RENT (Section 3.1): Fixed Rent to start at $1.45/sf/month for the Load-Adjusted Net Rentable Premises less a $0.10/SF/mo. credit from the Landlord.

*10,276 sq. ft. x ($1.45/sf/mo. - **$0.10/sf/mo. = ($1.35/sf) =                 $13,872.60/mo. x 12 mo. = $166,471.20/annum

**(Tenant to receive a $0.10/sf/mo. rent credit – see Addendum 1,                 paragraph 5 for details).

G.	ADJUSTMENTS TO RENT: The Rent shall increase by 3% on the anniversary date (commencement date) of the lease.

H.    SECURITY DEPOSIT (Section 4):     $23,418.00

I.    OPERATING COSTS AND TAXES (Section 5.2):

Tenant's Percentage Share of Operating Costs, Taxes, and Insurance (a.k.a. CAM Charges)

Estimate for First Lease Year:     *10,276 sq. ft. x $0.6265/SF=$6,437.91/mo. X
    12 = $77,254.97/annum

* See Addendum at para 4.

J.     PERMITTED USE (Section 6.1): General and Executive Offices

K.	TENANT'S INSURANCE REQUIREMENTS (Section 13.1):

(i)    Liability:                $ 2,000,000
(ii)    All Risk Replacement Cost:        Cost of Replacement

L.    LANDLORD'S INSURANCE REQUIREMENTS (Section 13.2):

(i)    Liability:                $5,000,000
(ii)    Casualty:                Cost of Replacement
(iii)    Difference in Conditions:            Actual loss of rents (up to 12 months)
M.    ADDRESS FOR NOTICES (Section 20.15):

To Landlord:                    With Copies To:
c/o Rex Jacobsma        Linda Somers Smith
Research Way Investments, LP            Adamski Moroski Madden Cumberland & Green, LLP
Post Office Box 1833 / 1508 Olive Street        P.O. Box 3835
Paso Robles, CA 93447 / 93446             San Luis Obispo, CA 93403-3835
(805) 239-3090 - (805) 239-9088 FAX        (805) 543-0990 – (805) 543-0980 FAX
rex@jacobsma.com                 lss@ammcglaw.com

To Tenant:                     With Copies To:
To Be Provide

N.    BROKER(S) (Section 20.20):

Broker(s):                    Jacobsma & Associates
Address:                        Post Office Box 1833, Paso Robles, CA 93447
Party Paying Commission
(Landlord or Tenant):                Landlord

O.    LIST OF EXHIBITS:

Exhibit A Floor Plan
Exhibit B Rules and Regulations
Exhibit C Real Property Description
Exhibit G List of Additional Insured(s)

P.    LIST OF ADDENDA:
Addendum 1

The provisions of the lease identified above in parentheses are those provisions making reference to above-described Lease Terms. Each such reference in the Lease shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

LANDLORD                        TENANT

By: /s/ Rex Jacobsma         By: /s/ Daniel Luckshire

Its: General Partner         Its: Chief Financial Officer

Section                                Page Number

SUMMARY OF LEASE TERMS

1.    PREMISES    1
1.1    Description
1.2    Net Rentable Premises Defined.
1.3    Net Rentable Areas.
1.4    Gross Building Area.
1.5    Load Factor.

2.    TERM:        1
2.1    Term.
2.2    Delay in Commencement.
2.3    Early Occupancy.
2.4    Acknowledgment of Commencement Date.
2.5    Option to Terminate

3.    RENT:        2
3.1    Fixed Rent.
3.2    CPI Adjustments.
3.3    Market Value Rent Adjustment.

4.    SECURITY DEPOSIT:    3

5.    OPERATING COSTS AND REAL PROPERTY TAXES:    4
5.1    Definitions.
5.2    Tenant’s Percentage Share of Operating Costs and Taxes.
5.3    Other Taxes Payable By Tenant.

6.    USE:        7
6.1    Use.
6.2    Suitability.
6.3    Uses Prohibited.
6.4    Tenant’s Obligations Regarding Environmental Matters.

7.    SERVICES AND UTILITIES:    10
7.1    Landlord's Obligations
7.2    Non-Liability.
7.3    Tenant Obligations.
7.4    Additional Services.

8.    REPAIR AND MAINTENANCE:    11
8.1    Tenant's Obligations.
8.2    Surrender of Premises.
8.3    Removal of Fixtures.

Section                                Page Number

9.    ALTERATIONS AND ADDITIONS:    12

10.    ENTRY BY LANDLORD:    13

11.    LIENS:        13

12.    INDEMNITY:    14

13.    INSURANCE:    15
13.1    Tenant’s Required Coverage.
13.2    Landlord's Required Coverage.
13.3    Insurance Policies.
13.4    Waiver of Subrogation.

14.    DAMAGE OR DESTRUCTION:    17
14.1    Partial Damage - Insured.
14.2    Partial Damage - Uninsured.
14.3    Total Destruction.
14.4    Landlord's Obligations.
14.5    Tenant's Waiver.

15.    CONDEMNATION:    18

16.    ASSIGNMENT AND SUBLETTING:    19

17.    MORTGAGEE/GROUND LANDLORD PROTECTION:    21
17.1    Subordination.
17.2    Subordination Amendments.
17.3    Financial Statements.
17.4    Landlord's Default.
17.5    Lease Modifications.
17.6    Lease Superior.
17.7    Quiet Enjoyment.
17.8    Attornment.

18.    INSOLVENCY OR BANKRUPTCY:    22
18.1    Events of Default.
18.2    Bankruptcy.

19.    DEFAULTS AND REMEDIES:    23

Section                                Page Number

20.    MISCELLANEOUS:    24
20.1    Transfer of Landlord's Interest.
20.2    Right of Landlord to Perform.
20.3    Captions; Attachments; Defined Terms.
20.4    Entire Agreement.
20.5    Severability.
20.6    Costs of Suit.
20.7    Time; Joint and Several Liability.
20.8    Binding Effect; Choice of Law.
20.9    Waiver.
20.10    Surrender of Lease.
20.11    Relocation of the Premises.
20.12    Holding Over.
20.13    Signs.
20.14    Rules and Regulations.
20.15    Notices.
20.16    Corporate Authority.
20.17    Recording.
20.18    Light, Air and View.
20.19    Name.
20.20    Brokerage.
20.21    Examination of Lease.
20.22    Estoppel Letter.
20.23    No Third Party Beneficiaries.
20.24    Easements.
20.25    Force Majeure.
20.26    Survival of Obligations.
20.27    Landlord's Consent.
20.28    Common Areas and Facilities.

21.    ABSOLUTE NET RENT:    30

22.     EXCULPATION: ……………………………………………………... 31

23.     CERTIFIED ACCESS INSPECTION: ……………………………….. 31

LEASE

For and in consideration of the Rent and other sums to be paid by Tenant to Landlord under this Lease, and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the term, at the rental and subject to and upon all of the terms, covenants, conditions and agreements hereinafter set forth:

1.    PREMISES:

1.1    Description. The Premises comprise the area described in Paragraph D of the Summary of Lease Terms, and as shown as crosshatched on Exhibit A attached hereto and made a part hereof.

1.2    Net Rentable Premises Defined. The term “Net Rentable Premises ” is hereby defined for the purposes of this Lease to mean the area of space leased by Tenant computed by measuring to the inside finish of permanent outer building walls, to the Premises side of public corridors and/or other permanent partitions and to the center of partitions which separate the adjoining rentable areas, with no deductions for columns and projections in the Building.

1.3    Net Rentable Areas: The term “Net Rentable Areas” refers to the total of all the net rentable premises within the Building regardless of whether all such premises are rented to tenants, determined using the same method of measurement used to determine Net Rentable Premises in Section 1.2 above.

1.4    Gross Building Area. The term “Gross Building Area” Refers to the gross area between the exterior walls as to all floors of the Building in which the Premises are located (the “Building”), including common corridors and rest rooms, air conditioning rooms, fan rooms, janitorial closets, electrical and telephone closets, fire escapes, stairwells, electrical and mechanical rooms, janitorial rooms, exercise and recreation areas, elevator lobbies, or public corridors, elevator shafts and any other areas serving the Building tenants (Multi-Use Areas), all of which shall be considered common areas which shall be allocated pro rata to the Net Rentable Areas, pursuant to the “Load Factor”.

1.5    Load Factor: The term “Load Factor” refers to the formula whereby the Gross Building Area is divided by the total Net Rentable Areas less the common areas. The product of that division, the “Load Factor” shall be the multiplied by the Net Rentable Premises, to determine the Load Adjusted Premises for purposes of this Lease. The Load Adjusted Premises as determined by the Load Factor includes Tenant’s share of the Multi-Use Areas. Tenant acknowledges that Tenant has measured or has waived measurement of the Load Adjusted Premises, the Net Rentable Areas, the Net Rentable Premises and the Gross Building Area, and Tenant agrees that the square footage stated in Paragraph D of the Summary of Lease Terms is the Load Adjusted Premises calculated on the basis of the foregoing definitions, and Tenant further agrees to waive any right to contest the amount of such square footage.

2.    TERM:

2.1    Term. The term of this Lease shall be for a period commencing as of the Commencement Date (as defined in Paragraph E of the Summary of Lease Terms) and continuing to and including the Expiration Date (as defined in Paragraph E of the Summary of Lease Terms) unless sooner terminated pursuant to this Lease. See Addendum at para. 3 regarding Options.

2.2    Delay in Commencement. Tenant agrees that in the event of the inability of Landlord for any reason whatsoever to deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be liable for any damage suffered thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case there shall be a daily pro-rata reduction in Fixed Rent and Tenant’s Percentage Share of Operating Costs and Taxes until possession of the Premises is tendered to Tenant. No delay in the delivery of possession shall extend the term hereof beyond the Expiration Date.

2.3    Early Occupancy. N/A.

2.4    Acknowledgment of Commencement Date. In the event the Commencement Date is other than as specified in Paragraph E of the Summary of Lease Terms, Landlord and Tenant shall execute a written acknowledgment of the actual date of commencement which shall be deemed to be the Commencement Date.

2.5    Option to Terminate. Landlord shall have the option to terminate this Lease if Landlord intends to demolish or substantially alter all or a substantial portion of the Building. Landlord shall exercise this option by written notice given to Tenant no less than nine (9) months prior to the effective date of such termination. Upon the effective date of such termination, Landlord shall have no further obligations to Tenant hereunder, whatsoever. To the extent that Tenant fails to timely vacate the Premises on or before the effective date of termination, Tenant shall be deemed a holdover tenant under the provisions of Section 20.12 of this Lease.

3.    RENT:

3.1    Fixed Rent. Tenant agrees to pay to Landlord the annual Fixed Rent (as set forth in Paragraph F of the Summary of Lease Terms) in twelve (12) equal monthly installments in advance on the first day of each calendar month of the term of this Lease (the “Fixed Rent”) without deduction, offset, prior notice or demand, in lawful money of the United States, at the office of Landlord at Landlord’s address for notice as specified in Paragraph M of the Summary of Lease Terms or at such other place as may hereafter be designated by Landlord If the Commencement Date is not the first day of a month, or if the Expiration Date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Lease commences and/or expires. It is the responsibility of Tenant to ensure that all payments of Fixed Rent, together with all other rent due under this Lease, arrives at the above-mentioned place on or before the due date. If the due date is a weekend or holiday, then Tenant must arrange for earlier delivery. Payments made by mail will be considered late if they are not received by Landlord on the designated due date.

All amounts of rent, including, without limitation, Fixed Rent, and other sums due under this Lease (collectively “Rent”) if not paid when due shall (i) bear interest from the due date until paid at a per annum rate equal to the lesser of (x) the maximum rate allowed by applicable law pursuant to Section 20.8 hereof, or (y)twelve percent (12%) (the “Default Rate”) until fully paid, and (ii) incur a late charge of five percent (5%) of such unpaid amount upon the date that such Rent first becomes delinquent. Landlord and Tenant agree that the amount of such interest and late charge is fair and reasonable compensation for costs and expenses incurred by Landlord due to the failure by Tenant to timely make any payment of Rent or other sums due under this Lease as such costs and expenses are extremely difficult to estimate and ascertain.

3.2    CPI Adjustments. N/A.

4.    SECURITY DEPOSIT:

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit (as set forth in Paragraph H of the Summary of Lease Terms). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, conditions and provisions of this Lease to be kept and performed or observed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent or any other monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other monetary sums due herewith and/or for the payment of any other amount which Landlord may spend or become obligated by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer thereby. If any portion of the Security Deposit is so used or applied, Tenant shall, with ten (10) days after demand therefore, deposit cash with, or wire funds to Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease. Unless otherwise specifically required by applicable State law, Landlord shall not be required to keep the Security Deposit separate from its general accounts and/or funds. If Tenant shall fully and faithfully perform all of its obligations hereunder, the Security Deposit, or any balance thereof that has not theretofore been applied by Landlord, shall be returned to Tenant, without payment of interest or other increment for its use (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder), within thirty (30) days, i) after the expiration of the Lease term, ii) after Tenant has vacated the Premises and iii) after Tenant has met all of its obligations to return the premises in a condition acceptable to Landlord. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor in interest whereupon Landlord shall be released from any and all liability for the return thereof or the accounting therefor. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

5.    OPERATING COSTS AND REAL PROPERTY TAXES:

5.1    Definitions. For purposes of this Section and Lease, the following terms are herein defined:

(a)    Operating Costs. All costs and expenses of management, ownership, operation and maintenance of the Building, and the real property upon which such Building is located, (the “ Property”), including by way of illustration but not limited to, utilities; waste disposal; materials and supplies; Insurance Premiums (excluding such premiums otherwise paid for by Tenant pursuant to the provisions of Section 13.1 below); cost of services of independent contractors and employees (including, without limitation, wages, salaries, employment taxes and fringe benefits of such persons but excluding all such costs for persons performing services not uniformly available to all Building tenants), day-to-day operations, maintenance and repair of the

Premises, Building, its equipment, and the common areas, parking areas, walkways, access ways, and landscaped areas, including, without limitation janitorial, gardening, security, elevator servicing, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signing and advertising; rental expense or depreciation of personal property used in the maintenance, operation, and repair of the Building; the cost of capital improvements to the Building (amortized in accordance with generally accepted accounting principles together with interest at the prevailing annual rate on the unamortized portion of such cost) made after the date of this Lease which reduce other items of Operating Costs or are required under any governmental law or regulations; and reserves for future maintenance, repair or replacement of components of the improvements on the Property such as, by way of illustration, roof of the Building, surfaces of parking areas, and repainting or resurfacing of Building walls, reasonably based on the anticipated cost and estimated useful life of such items.

Operating Costs shall not include Real Property Taxes (as defined in Section 5.1(b) below) or the taxes referred to in Section 5.3 below; debt service, if any, on the Building; depreciation on the Building (other than depreciation on exterior window draperies provided by Landlord and carpeting in public corridors); costs of Tenant’s improvements; real estate brokers’ commissions; capital improvements, other than the reserves and capital improvements included in Operating Costs above; or the cost of specific repairs, utilities, or extra services which are specifically and solely furnished to, billed to and payable separately by Tenant, or other specific and particular tenant or other lessee of the Building.

(b)    Real Property Taxes. Includes without limitation, all taxes, service payments levied or assessed wholly or partly in lieu of taxes, annual or periodic license, permit, inspection or use fees, excises, transit charges, housing fund assessments, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any recorded declaration affecting the Property or by any public authority upon the Property, the Building, its operation, personal property contained therein, or the Rent payable hereunder, (but excluding taxes referred to in Section 5.3 below and state and federal, personal or corporate income taxes measured by the net income of Landlord from all sources), and the cost of contesting by appropriate proceedings the amount or validity of any of the aforementioned taxes.

5.2    Tenant’s Percentage Share of Operating Costs and Taxes.

(a)    In addition to the Fixed Rent payable during each calendar year or any portion thereof, during the term of this Lease Tenant shall pay Tenant’s proportionate share of the amount of Operating Costs and Real Property Taxes paid or incurred by Landlord in such year or any portion thereof (“Tenant’s Percentage Share of Operating Costs and Taxes”) (as shown in Paragraph I of the Summary of Lease Terms). Tenant’s Percentage Share of Operating Costs and Taxes shall be computed by dividing the amount of Tenant’s Net Rentable Premises by the amount of Net Rentable Areas for the entire Building. Notwithstanding the foregoing, and solely with respect to the cost of non-metered electricity and natural gas, Tenant’s percentage share shall be computed by dividing the amount of Tenant’s Net Rentable Premises by the amount of Net Rentable Areas for the entire Building that are occupied by Tenants. In the event that either Tenant’s Net Rentable Premises or the Building’s Net Rentable Area occupied by Tenants is materially changed, Tenant’s Percentage Share of Operating Costs and Taxes shall be appropriately adjusted by Landlord, and such adjustment to be conclusive and binding on Tenant, absent manifest error. Such material change may similarly result in a change in the Load Factor and an adjustment in the Fixed Rent due hereunder, to the extent that Landlord makes such further adjustment, such adjustment to be conclusive and binding on Tenant, absent manifest error. If such change occurs during any calendar year, Tenant’s Percentage Share of Operating Costs and Taxes shall be determined for that calendar year on the basis of the number of days during such calendar year each such percentage is applicable.

(b)    Landlord’s estimate of Tenant’s Percentage Share of Operating Costs and Taxes for the first Lease Year is set forth in Paragraph I of the Summary of Lease Terms. On December 31st of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its adjusted estimate of Tenant’s Percentage Share of Operating Costs and Taxes for the succeeding calendar year. On or before the first day of each month during the succeeding calendar year (or in the case of the first year of the Lease, on or before the first day of each month during such first year), Tenant shall pay to Landlord one-twelfth (1/12) of such estimate or adjusted estimate. If Landlord fails to deliver such notice to Tenant by December 31st, Tenant shall continue to pay Tenant’s Percentage Share of Operating Costs and Taxes on the basis of the prior year’s estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the additional amount of such estimated adjustment due and payable to Landlord as of January 1 of the year in question, less any portion thereof previously paid by Tenant.

(c)    Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Percentage Share of Operating Costs and Taxes for such calendar year (the “Annual Statement”). If, on the basis of the Annual Statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the Annual Statement. If on the basis of such Annual Statement Tenant has paid to Landlord an amount in excess of the actual adjustment to be made for the preceding calendar year and Tenant is not in default in the performance of any of its covenants under this Lease, then Landlord, at its option, shall either promptly refund such excess to Tenant or credit the amount thereof to the Rent next becoming due from Tenant until such credit has been exhausted. If at the end of the Term any portion of such credit has not been refunded or credited to the Tenant, Landlord shall be promptly refund such amount to the Tenant.

(d)    In the event of any dispute as to any amount due by Tenant for Tenant’s Percentage Share of Operating Costs and Taxes, Tenant shall have the right upon reasonable advance written notice to inspect Landlord’s accounting records relative to Operating Costs and Real Estate Property Taxes at the address at which Landlord maintains its records during normal business hours at any time within forty-five (45) days following the furnishing by Landlord to Tenant of each Annual Statement. If Tenant makes such timely written demand, a certification as to the proper amount of Tenant’s Percentage Share of Operating Costs and Taxes shall be made by an independent public accountant designated by Landlord, which certification shall be final and conclusive. Tenant agrees to pay for all of the cost of such accountant’s review and certification unless it is determined that Landlord’s original determination of Tenant’s Percentage Share of Operating Costs and Taxes was in error by more than ten percent (10%) over Tenant’s actual obligation.

(e)    If this Lease (i) terminates on a day other than the last day of a calendar year, the amount of Tenant’s Percentage Share of Operating Costs and Taxes payable by Tenant applicable to the calendar year in which such termination occurs, shall be prorated on the basis which the number of days from the commencement of such calendar year, to and including such termination date, bears to 360; or (ii) commences on a day other than the first day of a calendar year, the amount of Tenant’s Percentage Share of Operating Costs and Taxes payable by Tenant applicable to the calendar year in which such commencement occurs, shall be prorated on the basis which the number of days from the Commencement Date, to and including the last day of the calendar year in which the Commencement Date occurs, bears to 360.

Tenant’s obligations to pay Tenant’s Percentage Share of Operating Costs and Taxes for either year-end adjustments or partial lease years as contemplated by subparagraphs (c) and (e) above shall survive the termination or expiration of this Lease.

5.3    Other Taxes Payable By Tenant. Tenant shall reimburse Landlord upon demand for, or upon Landlord’s request shall pay directly to the appropriate party or entity the amount of, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto:

(a)    Imposed upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located on the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than building standard improvements made by Landlord, if any, regardless of whether title to such improvements shall be in Tenant or Landlord;

(b)    imposed upon or measured by the Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and County in which the Premises are located, the Federal Government or any other governmental body with respect to the receipt of such rental;

(c)    imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, and

(d)    imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Fixed Rent payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

6.    USE:

6.1    Use. The Premises shall be used and occupied by Tenant for the purposes stated on Paragraph J of the Summary of Lease Terms and for no other purpose without the prior written consent of Landlord.

6.2    Suitability. Tenant acknowledges that neither Landlord nor any officer, director, shareholder, employee or agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a safe, habitable and satisfactory condition.

6.3    Uses Prohibited.

(a)    Tenant shall not do or permit anything to be done in or about the Premises or the Building, or bring or keep or permit to be brought or kept anything in or about the Premises or Building, which is prohibited by any Law (as defined in Section 6.3(b) below), or which is prohibited by, or will in any way increase the existing rate of, cause a cancellation of, or otherwise affect any fire or other insurance on the Building, or any part thereof, or any of its contents.

(b)    Tenant shall at its sole cost and expense promptly comply with all applicable covenants, conditions and restrictions now or hereafter affecting the Premises, or the Building, or the Property, with all laws, rules, ordinances, regulations, directives and requirements of all federal, state, county and municipal authorities having jurisdiction over the Premises, or the Building, or the Property (“Laws”), including without limitation those relating to health, safety, noise, environmental protection, waste disposal, water and air quality, and other environmental matters, and the use, storage and disposal of Hazardous Materials, as such term is defined in Section 6.4(a) below. Tenant shall at all times comply with the certificate of occupancy for the Premises or the Building and shall not permit anything to be done on the Premises in violation thereof. Upon written demand, Tenant shall discontinue any use of the Premises in violation of any covenants, conditions and restrictions, or of any Law or of the certificate of occupancy.

(c)    Tenant shall not do or permit anything to be done in, or about the Premises, or the Building, or the Property which will in any way obstruct or interfere with the rights and quiet enjoyment of, or otherwise injure or annoy other tenants or occupants of the Building, or the tenants or occupants of any neighboring or adjacent buildings or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises, the Building, or the Property, nor use or permit to be used, any loudspeaker, or other device, system or apparatus which can be heard outside the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises, the Building, or the Property.

6.4    Tenant’s Obligations Regarding Environmental Matters.

(a)    Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances rules and regulations (collectively, “Hazardous Materials Laws”) relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal, or transportation of any oil, gasoline and related products, flammable substance or explosives, asbestos, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances, chemicals, wastes or related injurious materials, whether injurious by themselves or in combination with other materials including, without limitation, any “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any such Laws, any toxic or hazardous substance, material or waste listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as a hazardous substance (40 CFR, Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated or listed as toxic under any applicable local, state or federal law (collectively, “Hazardous Materials”).

(b)    Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Premises, including, without limitation, discharge of (appropriately treated) Hazardous Materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in compliance with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes as required by applicable governmental agencies having responsibility for any such removal. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in compliance with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of this Lease, Tenant shall cause all Hazardous Materials located at the Premises, or otherwise controlled or located by Tenant at the Property to be removed from the Premises and Property and so transported in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Building, without first noticing Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

(c)    Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant, the Premises, the Building, or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on, under, about or removed from the Premises, the Building, or the Property including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Property, the Building, or the Premises, or Tenant’s use thereof. Tenant shall promptly deliver to Landlord copies of all hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises and Property, as herein required.

(d)    Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s partners, employees, agents, attorneys, lenders, successors and assigns, and the Premises, the Building, and Property free and harmless from and against any and all loss of rents and/or damages, claims, liabilities, penalties, liens, judgments, forfeitures, costs, losses or expenses (including permits, and consultants’ and attorneys’ fees) or death of or injury to any person or damage to any property or the environment whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, under or about the Premises, the Building or the Property or discharge in or from the Premises, the Building, or the Property of any Hazardous Materials caused or contributed to by Tenant, or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, the Building, or the Property or (b) Tenant’s failure to comply with any Hazardous Materials Laws or (c) any storage tank brought onto the Premises, the Building, or the Property by or for Tenant. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary investigation (including consultants’ and attorneys’ fees and testing), repair, cleanup or detoxification or decontamination of the Premises, the Building, or the Property, and the preparation and implementation of any restoration, abatement, closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by invitees, guests, employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall always be strictly attributable to, and the responsibility of Tenant. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Materials or storage tanks, unless specifically so agreed in writing at the time of such agreement.

7.    SERVICES AND UTILITIES:

7.1    Landlord's Obligations. Provided that Tenant is not in default in the performance or observation of any of the terms, covenants, conditions or provisions of this Lease to be kept and performed or observed by it, Landlord, subject to the rules and regulations of the Building hereinafter referred to, agrees to (i) furnish to the Premises during reasonable hours of generally recognized business days (as determined by Landlord) water, gas, electricity, heating and air conditioning suitable for the intended use of the Premises; (ii) maintain the common stairs, entries and bathrooms lighting systems in the Building and outside lighting system on the Property; (iii) make all repairs other than those specified to be Tenant's obligation under this Lease; and (iv) maintain and repair, other than as specified to be Tenant's obligation under this Lease, the elevators, if any, and maintain all portions of the Property and Building used in common by Tenant and Landlord's other tenants; provided that all such repairs shall be at Tenant's cost and expense if damage thereto is caused by the negligence of Tenant, or Tenant's employees, agents, contractors, invitees or guests. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of any of the Building's heating, ventilation and air conditioning systems. Whenever heat generating machines or equipment are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, if any, Landlord shall have the right to install supplementary air conditioning units in the Premises, and the cost thereof, including all additional costs of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord as additional rent due hereunder upon demand by Landlord with interest at the Default Rate accruing from the date Landlord incurs such costs until the time payment for same is actually received by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant to pay any other Rent hereunder. To the extent that the cost and expense incurred by Landlord in performing its obligations in this Section 7.1 are not otherwise recovered by, or reimbursed to Landlord by insurance or individual tenants, such costs shall be included in Operating Expenses.

7.2    Non-Liability. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord’s failure to furnish any of the items Landlord is obligated to furnish pursuant to Section 7.1 above when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character; by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any other form of energy; or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord;

and Landlord shall not be liable under any circumstances for injury to or death of any person or damage to or destruction of any property, however occurring, through or in connection with or incidental to any failure by Landlord to comply with Section 7.1 regardless of the cause of such failure..

7.3    Tenant Obligations. Tenant agrees it will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) which will in any way increase the amount of electricity, water or air conditioning usually furnished or supplied to the Premises for general office use, or connect to: (a) the electrical system at the Premises (except through existing electrical outlets in the Premises); or, (b) the water/plumbing system for the purposes of utilizing either of such systems, except as all such connections exist as of the date of this Lease. If Tenant shall require additional water/plumbing or electrical service or levels, in excess of that presently furnished or supplied to the Premises as used for general office use, Tenant shall first obtain the prior written consent of Landlord. Landlord shall not unreasonably withhold consent so long as Tenant agrees, in writing, to pay all costs and charges as set forth below. Landlord may cause separate meters to be installed at the Premises in order to measure the amount of electrical or water/plumbing services consumed by Tenant as a reasonable condition of such consent. The cost of any such meter and of the installation, maintenance and repair of such meters; all charges for such excess water and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric, water or plumbing so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord as additional rent due hereunder, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant to pay any Rent hereunder.

7.4    Additional Services. Landlord agrees to make reasonable effort to provide utilities and services to the Premises during hours and on days not otherwise provided in this Lease upon written request by Tenant. Tenant shall give reasonable notice in making such request. Tenant agrees to pay promptly on demand any and all costs incurred by Landlord in connection with providing such additional services as additional rent due hereunder, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant to pay any Rent hereunder.

8.    REPAIR AND MAINTENANCE:

8.1    Tenant's Obligations. By its execution hereof, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Tenant, at Tenant's sole cost and expense, shall at all times maintain and keep the Premises in good and sanitary order, condition and repair, including, but not limited to, the interior surfaces of the ceilings, walls and floors, all doors, interior surface of windows (and replacement of all cracked or broken glass), all plumbing and all electrical fixtures and special items in excess of building standard improvements, and all equipment (including heating, cooling, or air conditioning units) as presently existing or as hereafter installed by or at the request of Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect permitting Tenant to repair the Premises, or any of the foregoing described aspects of the Premises, and deduct the cost thereof from Rent otherwise due.

8.2     Surrender of Premises. Upon the Expiration Date, Tenant shall surrender the Premises and all Alterations (as defined in Section 9 below) thereto (unless designated by

Landlord to be removed in accordance with Section 9) to Landlord in the same condition as received, ordinary wear and tear (except to the extent Tenant is obligated to keep the Premises in good condition and repair) and damage thereto by fire, earthquake, acts of God or the elements alone excepted, and shall promptly remove or cause to be removed at Tenant's expense from the Premises and the Building any signs, notices and displays placed by Tenant, as well as any furniture or fixtures placed therein by Tenant. Tenant shall indemnify the Landlord against any loss, cost, liability and/or expense (including, without limitation, attorney's and paralegals' fees and costs and court costs) resulting from delay by, or caused by Tenant in so surrendering the Premises and Alterations thereto, including, without limitation, any claims made by any succeeding tenant founded on any such delays.

8.3    Removal of Fixtures. Tenant agrees to repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, movable equipment, and cabinetwork, belonging to Tenant including without limitation thereto, repairing the floor, and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.

9.    ALTERATIONS AND ADDITIONS:

Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (“Alterations”), without obtaining the prior written consent of Landlord. If Landlord consents to the making of any Alterations, they shall be made by Tenant at its sole cost and expense. Tenant shall only use licensed contractors as may be reasonably approved by Landlord, in writing prior to the commencement of any Alteration. . Prior to commencement of any work, Tenant shall deliver to Landlord, for its approval, plans and specifications for each Alteration to be undertaken by Tenant; and, at the completion of such work, Tenant shall deliver to Landlord a certificate from Tenant’s architect or engineer stating that the work has been completed in full compliance with such plans and specifications, such certificate to be in form and substance reasonably satisfactory to Landlord. Landlord shall also have the right to impose as a condition to its consent such requirements as Landlord may deem necessary in its sole discretion including, without limitation, full reimbursement to Landlord of: any and all expenses incurred by Landlord in connection with the granting of the consents herein required, the costs and expense of any required or additional insurance covering all risks normally associated with such work and the times and dates during which the Alterations are to be accomplished. If Landlord is required pursuant to applicable law, regulations, the permit, or otherwise agrees to supervise such work, Tenant shall pay to Landlord a fee in the amount of fifteen percent (15%) of the total cost of the Alterations for Landlord’s management and supervision of the progress of the work. Tenant agrees that in no event shall any such management or supervision by Landlord impose any obligation or liability upon Landlord to Tenant as to or in connection with such work. All sums due and owing to contractors which have been paid by Landlord due to Tenant’s failure to pay such sums when due, shall bear interest payable to Landlord at the Default Rate until fully paid, and shall be due, upon Landlord’s written demand, as additional rent due hereunder. Upon the Expiration Date or earlier termination of this Lease, Tenant, at its sole costs and expense, shall promptly remove any Alterations designated by Landlord in writing, at any time through and including the Expiration Date, to be so removed and repair any damage to the Premises or the Building caused by such removal and restore the Premises to the condition existing prior to the Alteration. Any Alterations not so designated to be removed shall become the property of the Landlord, without any further or additional consideration owing by Landlord to Tenant whatsoever. Unless removed by Tenant prior to or on the Expiration Date or earlier date of termination of this Lease, any equipment, trade fixtures, machinery, cabinetwork, movable furniture, or other personal property remaining on the Premises at the expiration or sooner termination of this Lease shall, in the sole option of Landlord, either (i) become the property of Landlord without any further or additional consideration owing by Landlord to Tenant whatsoever; or (ii) at Landlord’s election, shall be removed from the Premises and discarded at Tenant’s sole cost and expense. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as may be specifically set forth herein. See Addendum at its para. 9.

10.    ENTRY BY LANDLORD:

(a)    Landlord reserves, and shall at any and all times have, the right to enter the Premises to (i) inspect them; (ii) supply any service to be provided by Landlord to Tenant hereunder; (iii) present the Premises to prospective purchasers, mortgagees or lessees; (iv) post notices of non-responsibility, “For Sale” and “For Lease” signs; and (v) alter, improve or repair the Premises and any portion of the Building all without payment or compensation to Tenant or abatement of Rent, Landlord shall have the right to erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, using any reasonable efforts to provide that Tenant’s use of the Premises shall not be unreasonably interfered with thereby. As part of the consideration for this Lease, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any and all such entry by Landlord. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all doors, in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, or an eviction of Tenant from, the Premises or any portion thereof.

(b)    Landlord shall also have the right at any time to change the arrangement or location of or eliminate entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public or common areas of the Building, or change the arrangement and location of or eliminate parking areas, access ways, or landscaped areas of the Property, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant.

11.    LIENS:

Tenant shall keep the Premises, the Building and the land upon which the Building is situated, free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant does not, within ten (10) days following the recording of notice of any such lien, cause such lien to be released of record, by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, including, without limitation, attorneys' and paralegals’ fees and costs and court costs, shall be payable to Landlord by Tenant on demand as additional rent due hereunder , together with interest at the Default Rate, from the date such expenses are incurred by Landlord to the date payment is received by Landlord from Tenant and Landlord shall have (in addition to any other right of remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure to Tenant to pay any Rent hereunder. Landlord shall have the right at all times to post and keep posted on the Premises, and publicly file or record, any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, the Property, or any other party having an interest therein, or to keep same free from mechanics’ and materialmen’s and similar liens. Tenant shall give Landlord at least ten (10) days prior written notice of the date of commencement of any construction or other work on or to the Premises.

12.    INDEMNITY:

Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord for any injury to or death of any person or for loss of use of, damage to, or destruction of property in or about the Premises, the Building, or the Property by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or the Building, unless caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant agrees to hold Landlord harmless from and to indemnify and defend Landlord against all claims, liability, damage or loss and against all costs and expenses, including, without limitation, attorneys’ and paralegals’ fees and costs and court costs in connection therewith, arising out of any injury or death of any person or damage to or destruction of property (i) occurring in, on or about the Premises, from any cause whatsoever, including without limitation, Tenant's use of the Premises, unless caused solely by the gross negligence or willful misconduct of Landlord, its agents or employees; or (ii) occurring in, on or about any facilities (including without limitation elevators, stairways, passageways or hallways) the use of which Tenant has in common with other lessees, or elsewhere in or about the Property or the Building other than the Premises, when such claim, injury or damage is caused in whole or in part by the act, neglect, default, or omission of any duty by Tenant, its agents, employees, contractors, invitees, guests or subtenants (collectively the “Tenant Parties”) or otherwise by any conduct of any of said persons in or about the Premises, the Building, or the Property including failure of Tenant or the Tenant Parties to observe or perform any of Tenant’s obligations under this Lease, including without limitation, its obligations under Section 6 hereof.

Without in any way limiting the foregoing, Tenant specifically acknowledges that Tenant for itself and all of the Tenant Parties, hereby assumes all risks in the use of any or all of the exercise equipment and/or common facilities in the Building; Tenant acknowledges that neither the Landlord nor the property manager provide instruction for or supervision of the use of the exercise equipment and common facilities, and neither the Landlord nor the property manager shall be liable for injury, death, or any claim arising directly or indirectly out of use of the exercise equipment and facilities by any of the Tenant Parties. Tenant agrees to hold Landlord harmless from and to indemnify and defend Landlord against all claims, liability, damage, or loss and against all costs and expenses, including, without limitation, attorney's and paralegals' fees and costs and court costs in connection therewith, arising out of any injury or death of any person using the exercise equipment or facilities (if any) through said person's association with Tenant or any of the Tenant Parties. Tenant further acknowledges that said exercise equipment and/or facilities (if any) may only be used by Tenant and its employees in common with other tenants and their employees. Tenant shall not permit use of the exercise equipment or facilities (if any) by Tenant's vendors, or the family members or friends of Tenant and its employees.

The provisions of this Section 12 shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

13.    INSURANCE:

13.1    Tenant’s Required Coverage. Tenant shall, at Tenant’s sole cost and expense, procure and continue in force the following policies of insurance in the amount set forth in Paragraph K of the Summary of Lease Terms, unless such amounts are otherwise set forth in this Section 13.1:

(i)    Liability insurance on an occurrence basis, with limits in an amount set forth in Paragraph K of the Summary of Lease Terms, for all claims or losses arising out of or resulting from personal injury (including bodily injury), death and/or property damage sustained or alleged to have been sustained by any person for any reason on or about the Premises, including liability arising out of or resulting from Tenant’s use of the Premises, or circumstances associated with the covenants contained in Section 12 above to indemnify Landlord, its agents and employees, or for contractual liability;

(ii)    All risk replacement cost insurance with an agreed amount endorsement upon property of every description and kind owned by Tenant and located in the Premises and for all improvements located in the Premises except building standard improvements in an amount equal to 100% of the full replacement value thereof;

(iii)    Workers’ compensation insurance (including employer’s liability insurance) in accordance with applicable law;

(iv)    Such other insurance as may be reasonably required by Landlord or by any holder of any existing or future ground or underlying lease, mortgage or deed of trust.

Not more often than every year and upon not less than sixty (60) days prior written notice, Landlord, in its reasonable discretion, may require Tenant to increase the insurance limits set forth in subparagraphs (i) and (ii) above.

13.2    Landlord's Required Coverage. Landlord shall procure and continue in force the following policies of insurance in the amounts set forth in Paragraph L of the Summary of Lease Terms, the cost of same to be included in Operating Costs:

(i)    Liability insurance on an occurrence basis, with limits in the amount set forth in Paragraph L of the Summary of Lease Terms, for claims or losses arising out of or resulting from personal injury (including bodily injury), death and/or property damage sustained or alleged to have been sustained by any person for any reason on or about the Premises, including liability arising out of or resulting from circumstances associated with Tenant's covenants contained in Section 12 above to indemnify Landlord, its agents and employees, or for contractual liability;

(ii)    Casualty insurance insuring the Building against loss by or damage due to risks covered by the broadest form of casualty insurance policy (such coverage shall include,

without limitation, coverage against the risk of fire, lightning, extended coverage, vandalism and malicious mischief). Such policy, shall also include, a rental loss endorsement. Such policy, exclusive of the rental loss endorsement, shall be in the face amount of not less than ninety percent (90%) of the full value of the improvements covered thereby. The rental loss endorsement shall cover Landlord's loss of rentals in an amount of not less than one (1) year's aggregate Rent for the Premises;

(iii)    Difference in conditions insurance against (1) damage or loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development or any successor thereto or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented or replaced from time to time, on such basis as shall be required by Landlord and with coverage in an amount not less than as set forth in Paragraph L of the Summary of Lease Terms, and (2) against damage or loss by earthquake with a deductible of not more than ten percent (10%) and with coverage in an amount not less than as set forth in Paragraph L of the Summary of Lease Terms, so long as same is available at commercially reasonable rates;

(iv)    Such other insurance as may be reasonably required by Landlord or by any holder of any existing or future ground or underlying lease, mortgage or deed of trust, including earthquake insurance.

Landlord may increase the insurance limits set forth in subparagraphs (i), (ii), or (iii) above.

13.3    Insurance Policies. The minimum limits of insurance policies as set forth in Section 13.1 above shall in no event limit the liability of Tenant hereunder. The following provisions shall apply regarding all insurance policies Tenant is required to procure and maintain under Section 13.1 above. The aforesaid insurance shall name Landlord and its partners, employees, agents, and co-owners of the Building as additional insureds (and, at Landlord’s option, the property manager, and the holder of any mortgage or deed of trust on the Building, or any part thereof or interest therein, as an additional insured), and shall be with companies having a rating of not less than AAA in “Best’s Insurance Guide” or another comparable rating or publication if Best’s Insurance Guide is no longer published or produced. For any insurance policies procured by Tenant, Tenant shall cause the insurance companies to furnish Landlord with certificates of coverage, and shall provide that such insurance policy shall not be canceled or subject to reduction or modification of coverage except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry and shall contain a cross-liability endorsement stating that the rights of named insured shall not be prejudiced by one insured making a claim or commencing an action against another named insured. For any insurance policies procured by Tenant, Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or binders for renewals thereof. Tenant agrees that if Tenant does not procure and maintain the insurance required to be procured and maintained by Tenant pursuant to Section 13.1 above Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the premiums charged therefor together with the sum equal to all costs and expenses incurred by Landlord in connection therewith (including, without limitation, costs allocated to the use of Landlord’s employees in connection therewith, including without limitation, costs of wages for such employees) together with interest thereon at the Default Rate, payable upon demand and upon Tenant’s failure to pay such insurance premiums and handling charge, Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies as in the case of failure by Tenant to pay Rent hereunder. Tenant shall have the right to provide the insurance policies required pursuant to Section 13.1 above pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Landlord as required by this Lease.

13.4    Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and shall obtain from such insurance carrier or carriers a waiver of any right of recovery by way of subrogation against Landlord.

14.    DAMAGE OR DESTRUCTION:

14.1    Partial Damage - Insured. In the event the Premises or the Building are partially damaged by fire or other casualty which is covered under fire and extended coverage insurance carried pursuant to Section 13.2(i) above, Landlord shall restore such damage provided sufficient insurance proceeds are readily available to allow Landlord to pay one hundred percent (100%) of the cost of restoration and provided such restoration can be completed within one hundred eighty (180) days after the commencement of the work thereof under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction over the Premises, and if such conditions apply so as to require Landlord to restore such damage, this Lease shall continue in full force and effect. Tenant shall be entitled to a proportionate reduction of Fixed Rent and Tenant’s Percentage Share of Operating Costs and Taxes while such restoration takes place, such proportionate reduction to be based upon the extent to which the restoration efforts interfere with Tenant’s business in the Premises, provided that Tenant shall not be entitled to any such abatement or reduction in Fixed Rent and Tenant’s Percentage Share of Operating Costs and Taxes if the damage is the result of negligence, default or omission of Tenant, or any of the Tenant Parties. Tenant’s rights to a reduction in Fixed Rent and Tenant’s Percentage Share of Operating Costs and Taxes hereunder shall be Tenant’s sole and exclusive remedy in connection with any such damage.

Notwithstanding the foregoing, Landlord may terminate this Lease if such damage or casualty occurs during the last twelve (12) months of the term of this Lease (or the term of any renewal option, if applicable) by giving Tenant notice thereof at any time within thirty (30) days of the occurrence of such damage or casualty and such notice shall specify the date of such termination which date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and all Rent shall be paid by Tenant to the date of such termination.

14.2    Partial Damage - Uninsured. In the event the Premises or the Building are partially damaged by a risk not covered by Landlord’s fire and extended coverage insurance or the proceeds of available insurance are less than one hundred percent (100%) of the cost of restoration, or if the restoration cannot be completed within one hundred eighty (180) days after the commencement of such restoration under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction over the Premises in the reasonable opinion of Landlord, or if such damage occurs during the last twelve (12) months of the term of this Lease (or the term of any renewal option, if applicable), Landlord shall have the option either to (i) repair or restore such damage, with the Lease continuing in full force and effect, but the Rent to be proportionately abated as provided in Section 14.1 above; or (ii) give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the giving such notice. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, shall be paid by Tenant to the date of such termination.

14.3    Total Destruction. In the event the Premises are totally destroyed or the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, Landlord shall have the right to terminate this Lease by giving Tenant notice thereof within thirty (30) days of date of the occurrence of such casualty specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days after the date of the delivery of such notice. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, shall be paid by Tenant to the date of such termination.

14.4    Landlord’s Obligations. Notwithstanding the provisions of this Lease, Landlord shall in no event be required to repair any injury or damage by fire or other cause whatsoever to, or to make any restoration or replacement of any paneling, decorations, partitions, railings, ceilings, floor coverings, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant may restore or replace same in the event of damage at its sole cost and expense and Tenant shall have no claim against Landlord for any such damage, loss, liability, cost or expense incurred by Tenant by reason of any such injury, damage or destruction to or repair or restoration of such items.

14.5    Tenant’s Waiver. The provisions of this Section 14 shall constitute the express agreement of the parties regarding damage to or destruction of the Premises and shall supersede any statute now or hereafter in effect.

15.    CONDEMNATION:

(a)    If all or part of the Premises shall be taken by any public or quasi-public authority (a “Public Authority”) under the power of eminent domain or shall be conveyed in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the Public Authority.

(b)    If (i) a part of the Premises shall be taken by a Public Authority under the power of eminent domain or shall be conveyed in lieu thereof; and (ii) Tenant determines that it is reasonably able to continue the operation of Tenant’s business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to allow for such business operations by Tenant, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Fixed Rent and Tenant’s Percentage Share of Operating Costs and Taxes payable from the date of the taking shall be reduced in the same proportion as the Net Rentable Premises area of the Premises taken bears to the total Net Rentable Premises area of the Premises. If, after a partial taking, Tenant determines that it is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as herein above described, this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty (30) days of the date of the taking. Such notice shall specify the date of termination which shall not be less than thirty (30) nor more than sixty (60) days after the date of such notice. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, shall be paid by Tenant to the date of such termination. See Addendum at its para. 10.

(c)    If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of sixty (60) days after such taking to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, and Landlord at Landlord’s cost shall restore the Building to a condition which allows Tenant to reasonably continue the operation of Tenant’s business in that portion of the Premises remaining.

(d)    Landlord shall be entitled to any and all payment, income, rent, award, or any interest thereon whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant hereby assigns any rights to same to Landlord and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing, to the extent that Landlord’s recovery for such taking shall not be diminished, Tenant shall have the right to make a claim for moving expenses and for loss or damage to Tenant’s trade fixtures, equipment and movable furniture.

(e)    No temporary taking of the Premises and/or of Tenant’s rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of Rent hereunder.

16.    ASSIGNMENT AND SUBLETTING:

(a)    Tenant shall not assign, transfer, mortgage, pledge hypothecate or encumber this Lease or any interest therein and shall not sublet the Premises or any part thereof, or allow occupation or use thereof by any other party or entity, without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, subject to the provisions herein stated. In the event Tenant should desire to assign or transfer this Lease or sublet any part of the Premises, Tenant shall notify Landlord in writing (hereinafter referred to as “Sublet Notice”) of the terms of the proposed assignment or transfer or subletting, at least ninety (90) days in advance of the date on which Tenant desires to make such assignment or transfer or sublease. Landlord shall then have a reasonable period of time following receipt or such notice within which to notify Tenant in writing that Landlord elects to do one of the following:

(i)    Terminate this Lease as to the space so affected as of the date so specified by Tenant in the Sublet Notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space from and after such date; or

(ii)    Grant consent to Tenant to assign or transfer the Lease or sublet such space to the proposed assignee or transferee or sublessee on the terms set forth in the Sublet Notice; or

(iii)    Deny consent to Tenant to assign or transfer the Lease or sublet such space.

(b)    If Tenant proposes to sublease less than all of the Premises, an election by Landlord under subparagraph (a) (i) above to terminate this Lease with respect to such space shall not affect the force or validity of the Lease with respect to the remainder of the Premises, provided that the Rent payable hereunder shall be adjusted on a pro rata basis in the same proportion as the Net Rentable Premises area of the Premises subject to such termination bears to the total Net Rentable Premises area of the Premises. . If Landlord should fail to notify Tenant in writing of its election under subparagraph (a) within the thirty (30) day period, Landlord shall be deemed to have waived the option described in subparagraph (a)(i), but prior written consent by Landlord of the proposed assignee or transferee or sublessee shall still be required. Landlord shall have the right to require complete financial statements and business history information (including without limitation, the name and legal composition of the proposed assignee or transferee or sublessee and the nature of the business proposed to be carried on in the Premises) regarding the proposed assignee, transferee, or sublessee before determining whether or not to consent.

(c)    Any consideration in excess of the Fixed Rent and Tenant’s Percentage Share of Operating Costs and Taxes payable hereunder which is realized by Tenant under any sublease or assignment or transfer in accordance with this section shall, at Landlord’s election, be paid entirely to Landlord as additional rent due hereunder. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of failure by Tenant to pay any Rent hereunder.

(d)    The consent of Landlord to any assignment, transfer, mortgage, pledge, encumbrance, hypothecation, subletting, occupation or use by any other person or entity shall not release Tenant from any of Tenant’s obligations hereunder or discharge any liability of Tenant under this Lease, nor shall said consent be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, mortgage, pledge, encumbrance, hypothecation, subletting, occupation or use by any other person or entity. Any such assignment, transfer, mortgage, pledge, encumbrance, hypothecation, subletting, occupation or use by any other person or entity without such consent shall be void and shall constitute a breach of the Lease by Tenant and shall, at the option of Landlord, constitute a material event of default hereunder. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer thereof.

(e)    For purposes of this Section 16, sales, transfers or assignments of (i) a controlling interest in the stock of Tenant (if Tenant is a corporation); (ii) a general partnership interest of Tenant sufficient to materially change its general partnership composition and management (if Tenant is a partnership); or (iii) the majority of controlling underlying beneficial or membership interests of Tenant (if Tenant is any other form or business entity) shall constitute an assignment hereunder.

(f)    The voluntary or other surrender of this Lease or of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the sole election and option of Landlord any existing subleases may be either be terminated, or be deemed assigned to Landlord in which event the tenants under such subleases shall become tenants of Landlord.

(g)    Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with its review and consideration of any proposed assignment, transfer, mortgage, pledge, encumbrance or hypothecation of the Lease or subletting of the Premises, or any part thereof, including without limitation, reasonable attorneys’ fees.

17.    MORTGAGEE/GROUND LANDLORD PROTECTION:

17.1    Subordination. This Lease, at the Landlord’s option, shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter exist affecting the Premises, the Building or the land upon which the Building is situated, or all of same, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or land upon which the Building is situated, or both, or on or against Landlord’s interest or estate therein, all without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

17.2    Subordination Amendments. Tenant covenants and agrees to execute and deliver upon demand and without charge, such further instruments evidencing subordination of this Lease to (i) any ground or underlying leases and (ii) to the lien of any mortgages or deeds of trust, as described in Section 17.1 above, in the form as may be requested by Landlord. Tenant hereby appoints Landlord as Tenant’s attorney-in-fact, irrevocably, to execute and deliver any such agreements, instruments, releases or other documents, however notwithstanding such authority, the failure of the Tenant to exercise any such instrument within fifteen (15) days of Landlord’s request for the same shall be deemed a material default under this Lease.

17.3    Financial Statements. If this Lease is now or hereafter subject and subordinate to any ground or underlying Lease, mortgage or deed of trust , within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord, or to any actual or prospective ground lessor or lender that Landlord designates, such financial statements as are reasonably required by any holder of any underlying or ground lease or mortgage or deed of trust (the “Holder”) to verify the net worth of Tenant (or any assignee, subtenant or guarantor of Tenant) to facilitate the financing or refinancing of the Building, or any part thereof, or the creation, extension or renewal of any master or ground lease affecting the Building. Tenant represents and warrants to Landlord and Holder that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement. All financial statements shall be marked “confidential” and used only for the purposes stated herein.

17.4    Landlord’s Default. If Landlord is in default of this Lease, Tenant will accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not terminate this Lease for Landlord’s default unless Tenant has given notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured.

17.5    Lease Modifications. If Landlord, and lender, a potential ground lessee or purchaser should require, as a condition of any underlying ground lease, mortgage, deed of trust, or purchase agreement, a modification of the provisions of this Lease, Tenant shall approve and execute any such modification promptly after such request , provided no such modification shall relate to any of the Rent payable hereunder or the length of the term hereof or otherwise materially alter the rights or obligations of Tenant hereunder.

17.6    Lease Superior. Notwithstanding anything herein to the contrary, upon request of Landlord, Tenant agrees to execute any appropriate instrument making this Lease and the leasehold estate created herein superior to the lien of any underlying ground lease, mortgage or deed of trust.

17.7    Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and other monetary sums due under this Lease, and performing all of its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term, subject, however, to the terms of the Lease and any of the aforesaid underlying or ground leases, mortgages or deeds of trust described in Section 17.1 above.

17.8    Attornment. In the event any proceedings are brought for default under any ground or underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, the Tenant shall attorn to the transferee upon any transfer, foreclosure or sale of Landlord’s interest in the Premises and shall recognize such transferee as the Landlord under this Lease.

18.    INSOLVENCY OR BANKRUPTCY:

18.1    Events of Default. In addition to the occurrences set forth in Section 19 below, the following events shall constitute a default under this Lease: (i) Tenant admits in writing its inability to pay its debts as they mature; (ii) Tenant makes an assignment for the benefit or creditors or takes any other similar action for the protection or benefit of creditors; (iii) Tenant gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; (iv) Tenant files a voluntary petition in bankruptcy or shall be involuntarily adjudicated as bankrupt or insolvent; (v) an involuntary petition in bankruptcy is filed against Tenant and is not dismissed within sixty (60) days from date same is filed; (vi) Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy or similarly insolvency statute, regulation or law; (vii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding subparagraph (vi) and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; (viii) a trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises is employed or appointed and such receivership remains undissolved for thirty (30) days; or (ix) this Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution shall remain unvacated and unstayed for thirty (30) days.

18.2    Bankruptcy. Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed shall:

(i)    Timely perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

(ii)    Pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises all Rent payable hereunder and all other charges due pursuant to this Lease as said charges become due;

(iii)    Except as otherwise ordered by the court, or required under law, reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter;

(iv)    Give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises, with any such abandonment to be deemed a rejection of this Lease; and

(v)    Do all other things of benefit to Landlord otherwise required of the Tenant under the Bankruptcy Code.

19.    DEFAULT AND REMEDIES:

(a)    In the event that: (i) any of the events described in Section 18.1 above shall occur; (ii) Tenant abandons or vacates the Premises; (iii) Tenant fails to pay any Rent payable hereunder when and as the same becomes due and payable and such failure shall continue for more than five (5) days; or (iv) Tenant fails to perform any other term, covenant or condition of this Lease and such failure continues for more than thirty (30) days after receiving notice thereof from Landlord, or, if such default cannot reasonably be cured within said thirty (30) day period, fails to commence to cure such default with all due diligence and dispatch within said thirty (30) day period, or having commenced such cure, shall fail to diligently prosecute such cure to completion; then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right to terminate Tenant’s right to possession of the Premises and either terminate this Lease or have this Lease continue in full force and effect. Should Landlord elect to terminate Tenant’s right to possession of the Premises, then Landlord shall have the right of entry and may remove all persons and property from the Premises, subject to applicable law. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination, Landlord, in addition to any other rights and remedies provided by law, shall be entitled to recover from Tenant (i) all delinquent Rent, together with interest and late charges; and (ii) all costs and expenses of recovering possession, in restoring the Premises to good order and condition, or in remodeling, renovating, or preparing the Premises for reletting; (iii) all costs of reletting, including broker's commissions; (iv) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term hereof after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (v) all other damages caused by Tenant's default. The worth at the time of award of amount referred to in this subparagraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). As used herein, the term "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth or the date of entry of any determination, order or judgment of any court or other legally constituted body, or of any arbitrators determining the amount recoverable, whichever first occurs.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to make claim, prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of the Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(b)    Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect with Tenant retaining the right to possession of the Premises (notwithstanding the fact that Tenant may have abandoned the Premises), then Landlord, in addition to all other rights and remedies Landlord may have at law or in equity, shall have the right to enforce all of Landlord’s rights and remedies under this Lease, including, but not limited to, the right to recover the installments of Rent as they become due under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant’s right to possession of said Premises for any previous breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default.

(c ) N/A.

20.    MISCELLANEOUS:

20.1    Transfer of Landlord’s Interest. Landlord shall have the absolute right to transfer Landlord’s interest in the Premises at any time during the term of this Lease. In the event of a sale or conveyance by Landlord of Landlord’s interest in the Premises, or the Building, or Property Landlord shall be relieved from any further obligations and liabilities accruing hereunder (whether express or implied) in favor of Tenant on the part of Landlord. Tenant agrees to look solely to the successor in interest of Landlord in and to the Property or the Building and this Lease. This Lease shall not otherwise be affected by any such sale and Tenant agrees to attorn to the Landlord’s successor in interest.

20.2    Right of Landlord to Perform. All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s expense and without any reduction of Rent. If Tenant fails to pay any Rent hereunder or fails to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may (but shall not be obligated to) declare this Lease to be in default, or make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Default Rate from the date of such payment or performance by Landlord, shall be paid by Tenant to Landlord as additional rent upon demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of any Rent hereunder.

20.3    Captions; Attachments; Defined Terms.

(a)    The captions of the paragraphs of this Lease are for convenience of reference only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

(b)    Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

(c)    The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine, and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several; as to a Tenant which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as community property. The term “Landlord” shall mean only the owner or owners at the time in question of the fee title or a tenant’s interest in a ground lease of the land underlying the Building. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord or Landlord’s successors and assigns only during their respective periods of ownership.

20.4    Entire Agreement. This instrument together with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and such exhibits and attachments hereto may be modified, amended or revoked only by an instrument in writing signed by the party to be charged thereunder. Landlord and Tenant hereby agree that all prior or contemporaneous agreements (whether oral or otherwise) between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in, superseded by or revoked by this Lease.

20.5    Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

20.6    Costs of Suit.

(a)    If Landlord places this Lease in the hands of an attorney for collection or enforcement of Tenant’s obligations as a consequence of Tenant’s default hereunder, Tenant agrees to pay reasonable attorney fees and expenses so incurred, even though no suit or action is filed, including by way of example and not limitation, the attorneys’ fees and costs associated with the preparation and service or delivery of notices, correspondence and claims related to Tenant’s obligations hereunder

(b)    If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including, but not limited to, any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party the court costs and reasonable attorneys’ fees incurred therefor and such expenses shall be paid whether or not such action is prosecuted to judgment.

(c)    Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by consent, sublease, agreement or license of Tenant (for the purposes of this section the “Licensee”), or for the foreclosure of any lien for labor or material furnished to or for Tenant or any Licensee or otherwise arising out of or resulting from any act or transaction of Tenant or of any Licensee, Tenant agrees and covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or Building or any part of either thereof, and to defend and indemnify and hold Landlord harmless as to any and all costs and expenses, including attorneys’ fees and court costs, incurred by Landlord in or in connection with such litigation.

20.7    Time; Joint and Several Liability. Time is of the essence as to this Lease and each and every provision thereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

20.8    Binding Effect; Choice of Law. The parties hereto agree that all provisions of this Lease are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Section 20.1 above, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises are located.

20.9    Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition of this Lease. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due (including, but not limited to, the acceptance of Rent) shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition of the Lease unless otherwise expressly agreed to by Landlord in writing.

20.10    Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord operate as an assignment to it of any or all such subleases or subtenancies.

20.11    Relocation of the Premises. Landlord reserves the unrestricted and unconditional right to relocate the Premises to substantially comparable space subject to the same terms and conditions as the Premises originally leased. Landlord shall give Tenant written notice of its intention to relocate the Premises, and Tenant shall complete such relocation within ninety (90) days after receipt of such written notice. If the improvements of the space to which Landlord proposes to relocate Tenant are substantially inferior than those of the Premises, or if the fixed rent of the new space is substantially greater than the Fixed Rent, Tenant may so notify Landlord, and if Landlord fails to offer space satisfactory to Tenant, Tenant may terminate this Lease by written notice thereof effective as of the thirtieth (30th) day after Landlord's initial notice. If Landlord does relocate Tenant, then effective on the date of such relocation this Lease shall be amended by (i) deleting the description of the original Premises and substituting for it a description of such comparable space, and (ii) making such other changes thereto as Landlord reasonably required. Landlord agrees to reimburse Tenant for its actual out-of-pocket moving costs to such other space to the extent such costs are reasonable.

20.12    Holding Over. Any holding over after the expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month-to-month on all the terms, covenants and conditions herein specified so far as applicable, except that the Rent (including the Fixed Rent and the Percentage Rent, if any) shall be an amount equal to one hundred percent (100%) of the total Rent otherwise payable by Tenant immediately prior to such holding over. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Landlord shall be construed to be a tenancy from month-to-month on all the terms set forth herein, except that the Rent (including the Fixed Rent and the Percentage Rent, if any) shall be an amount equal to one hundred twenty-five percent (125%) of the Rent otherwise payable by Tenant immediately prior to such holding over. Acceptance by Landlord of any Rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month-to-month or result in any other tenancy or any renewal of the term hereof. The provisions of this paragraph are in addition to, and do not affect, Landlord’s right to re-entry or other rights provided by this Lease or by law.

20.13    Signs.

(a)    Tenant shall not place or permit to be placed in or upon the Premises, or outside the Premises, or any part of the Building (including, but not limited to the exterior or roof) any signs, notices, drapes, shutters, blinds or displays of any type without the prior written consent of Landlord.

(b)    Landlord reserves the right in Landlord’s sole discretion to place and locate on the roof and exterior of the Building, and in any common or other area of the Building not leased to Tenant, such signs, notices, displays, and similar items as Landlord deems appropriate in the proper operation of the Building.

20.14    Rules and Regulations. Tenant and Tenant’s agents, servants, employees, visitors and licensees shall observe and comply fully and faithfully with the Rules and Regulations attached hereto as Exhibit B for the care, protection, cleanliness and operation of the Building and its lessees and any modification or addition thereto adopted by Landlord, provided Landlord shall give notice thereof to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other lessee or occupant of the Building of any said Rules and Regulations.

20.15    Notices. All notices, demands, requests, advice or designations (“Notices”) which may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises, or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at Tenant’s address as set forth in Paragraph M of the Summary of Lease Terms. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served on Landlord or sent by United States certified or registered mail, postage prepaid, addressed to (or in the case of personal delivery, delivered to) Landlord at Landlord’s address for notices as set forth in Paragraph M of the Summary of Lease Terms. Each Notice shall be deemed received on the date of the personal service or three (3) days after the mailing thereof in the manner herein provided.

20.16    Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms; and at the time of execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease. If Tenant is any other type of legal entity, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its organizational documents, and that this Lease is binding upon said entity at the time of execution of this Lease,

20.17    Recording. Tenant shall not record this Lease or any memoranda thereof without Landlord’s prior written consent.

20.18    Light, Air and View. Tenant agrees that no diminution or shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

20.19    Name. Tenant agrees that it shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without first obtaining the written consent of Landlord.

20.20    Brokerage. Tenant covenants and represents that it has negotiated this Lease directly with Landlord and has not acted by implication to authorize, nor has authorized, any real estate broker, finder or salesman to act for it in these negotiations other than the Broker , if any, as defined in Paragraph N of the Summary of Lease Terms. Tenant shall be solely responsible for all fees, commissions, compensation associated with the Broker, and Tenant agrees to hold Landlord harmless from and to defend and indemnify Landlord against any and all claims, cost, liability and/or expense (including attorneys’ fees and court costs) incurred by Landlord in connection with any claim by any real estate broker or salesman or finder, including the Broker for a commission or finder’s fee as a result of Tenant’s entering into this Lease. The provisions contained herein shall survive the termination of this Lease.

20.21    Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease and this instrument is not effective as a Lease or otherwise until its execution and delivery by both Landlord and Tenant.

20.22    Estoppel Certificate/Letter. Tenant shall at any time and from time to time within ten (10) days following request from Landlord execute, acknowledge and deliver to Landlord, on a form acceptable to Landlord, a statement in writing and signed by Tenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises and that Tenant is open for business in the Premises, (iv) certifying the amount of the Fixed Rent and the date to which Rent is paid in advance, if any, (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting, or a purchaser of, the Premises or the Building of any interest of Landlord therein, (vi) certifying the amount of the Security Deposit, if any, (vii) certifying that all building standard improvements to be constructed in the Premises by Landlord, if any, are substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (viii) certifying any and all such other matters relating to this Lease and/or the Premises as may be requested by either a lender making a loan to Landlord or a purchaser purchasing the Premises or the Building, or any interest of Landlord therein, from Landlord. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or any interest therein. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents including Tenant’s financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Premises or Building or any interest therein. Tenant’s failure to deliver said statement in the time required shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rent under the Leases; and (iii) no more than one month’s Fixed Rent has been paid in advance. Notwithstanding such conclusive presumption, the failure of the Tenant to exercise any such instrument within fifteen (15) days of Landlord’s request for the same shall be deemed a material default under this Lease.

20.23    No Third Party Beneficiaries. Unless otherwise expressly specified herein, no term, covenant, condition or provision of this Lease shall be construed to be for the benefit of any lessee (other than Tenant) or occupant of the Building or any other third party or entity.

20.24    Easements. Landlord reserves the right to grant public utility easements and other rights on, over and under the Premises without any abatement in Rent, provided that such rights do not unreasonably interfere with Tenant’s business operations at the Premises.

20.25    Force Majeure. Landlord shall incur no liability to Tenant, and shall not be responsible for any failure to perform any of Landlord’s obligations hereunder, if such failure is caused by reason of strike, other labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or any and all other causes beyond the reasonable control of Landlord. The amount of time for Landlord to perform any of Landlord’s obligations shall be extended for the amount of time Landlord is delayed in performing such obligation by reason of such force majeure occurrence.

20.26    Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of this Lease shall survive termination of this Lease, and Tenant shall promptly perform all such obligations whether or not the Lease term has expired.

20.27    Landlord's Consent. Except where otherwise provided herein, in any instance where the approval or consent of the Landlord is required, the granting or denying of such approval or consent shall be within the sole and unfettered discretion of the Landlord, and the Landlord shall not for any reason or to any extent be required to grant such approval or consent.

20.28    Common Areas and Facilities. Landlord may make available to Tenant or tenants, from time to time, exercise facilities, sport courts, lunch rooms, or similar areas. Tenant acknowledges that such facilities may only be used by Tenant and its employees; Tenant shall not permit the facilities to be used by Tenant's vendors, customers, family members, friends, or other persons. All persons using such facilities shall use the facilities at their own risk, and Landlord shall not be responsible for damage or injury. Landlord reserves the right to modify, move, or eliminate such facilities at any time. Landlord further reserves the right to modify, move or eliminate any other common area at any time if Landlord deems it appropriate for reasons of health or safety or for purposes of expanding or contracting existing or future tenant's premises.

21.    ABSOLUTE NET RENT:

It is the express purpose and intent of Landlord and Tenant that (a) the Fixed Rent herein provided to be paid to Landlord by Tenant under this lease shall be net to Landlord, (b) this Lease shall yield net to Landlord, without abatement, set-off or deduction therefrom, the Fixed Rent as herein required to be hereafter increased and paid during the Term, and (c) Tenant’s share of all direct costs, expenses, and impositions relating to the maintenance and operation of the Premises or Building which may arise or become due during the Term of this Lease or any extensions hereof, as provided for herein and not otherwise the express obligation of Landlord hereunder, shall be paid by Tenant directly or reimbursed to Landlord by Tenant as additional Rent, and Landlord shall be indemnified and saved harmless by Tenant from and against the same. Tenant hereby agrees that in the event of any ambiguity, or the need to otherwise interpret any provisions of this Lease, that there shall be a presumption that Tenant has agreed to perform all duties and obligations with relation to the Premises, as well as the use, operation, and maintenance thereof, even though such duties and obligations would otherwise be construed to be those of a Lessor, unless such obligations are a specified obligation of the Landlord hereunder.  In the event that any provision of this agreement is deemed ambiguous, the parties agree that this paragraph shall control any issue associated with the interpretation of any payment, or additional rent or payment obligation of Tenant above and beyond payment of Fixed Rent. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any voluntary liens or mortgages of any character whatever which may be placed upon the Premises or Building by the affirmative act of Landlord. Except as expressly set forth in this Lease, Tenant shall not have any right to terminate this Lease for any cause whatsoever, any present or future law to the contrary notwithstanding.

22.    EXCULPATION:

Any liability of Landlord (including without limitation Landlord’s partners and their shareholders, affiliates, agents, and employees) to Tenant or any other person shall be limited to the interest of Landlord in the Property. Tenant or any other person claiming through Tenant agrees to look solely to such interest for the recovery of any judgment against Landlord, it being intended by the parties that neither Landlord, its partners, and their shareholders, affiliates, agents and employees, nor any other assets of Landlord or such partners, and their shareholders, affiliates, agents and employees shall be liable for any such judgment.

23.    CERTIFIED ACCESS INSPECTION:

Tenant acknowledges that the Premises have not undergone inspection by a Certified Access Specialist (CASp), and Landlord makes no representation or warranty as to whether the Premises meet all applicable construction-related accessibility standards pursuant applicable State and Federal Law.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.

THIS IS A LEGAL DOCUMENT. PLEASE READ IT CAREFULLY. IF YOU HAVE ANY QUESTIONS ABOUT IT, YOU SHOULD CONSULT YOUR OWN ATTORNEY. NOTE THAT SOME STATES REQUIRE AN ACKNOWLEDGMENT.

LANDLORD                    TENANT

Research Way Investments_____________ SIGA, Technologies, Inc. ______

By: /s/ Rex Jacobsma ____________________    By: /s/ Daniel Luckshire_________

Its: General Partner ___________________    Its: Chief Financial Officer_____

EXHIBITS

Exhibit A Floor Plan
Exhibit B Rules and Regulations
Exhibit C Real Property Description
Exhibit E Landlord’s Construction Requirements
Exhibit G List of Additional Insured(s)

EXHIBIT A

Floor Plan
Siga Technologies, Inc.

EXHIBIT B

RULES AND REGULATIONS

1.
No part of the whole of the sidewalks, parking area, entrances, passages, courts, or vestibules of the Premises shall be obstructed or encumbered by any Tenant or used for any other purpose other than ingress and egress to and from the space demised to such Tenant.

2.
No awnings or other projections shall be attached to the inside or outside walls or windows of the Premises. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the space demised to any Tenant.

3.
No sign, advertisement, object notice, or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the space demised to any Tenant or of the Premises, without the express written consent of the Landlord.

4.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown herein.

5.
Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible, or explosive fluid, chemical, or substance other than those substances in reasonable quantities, customarily used in Tenant’s operations and as long as these substances are used in accordance with applicable local, state and Federal regulations.

6.
No Tenant shall mark, paint, drill into, or in any way deface, any part of the Premises or the Property. No boring, cutting, or stringing of wires shall be permitted unless previously approved by Landlord.

7.
No commercial cooking shall be done or permitted in the Premises by any Tenant without prior written consent from Landlord. No Tenant shall cause or permit any unusual or objectionable odors to emanate from the space demised to such Tenant.

8.	Neither the whole nor any part of the space demised to any Tenant shall be used for the storage of merchandise, or for the sale of merchandise goods, or property of any kind at auction.

9.
No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the space demised to any Tenant, nor shall any changes be made in locks or mechanism thereof other than what may be required by applicable local, state and Federal regulations. Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys, either furnished to, or otherwise procured, by such Tenant, and in the event of the loss of any such keys, such Tenant shall pay Landlord the reasonable cost of replacement keys.

10.
All removals from the Building, or the carrying in or out from the Premises of any safes, freight, furniture, or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may determine from time to time.

A

Landlord reserves the right to inspect all freight to be brought into the Premises and to exclude from the Premises all freight which violates any of these rules and regulations of the provisions of such Tenant’s Lease.

B

11.
No Tenant shall use or occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor, narcotics or drugs. No Tenant shall engage or pay any employees of Landlord or Landlord’s agents.

12.
Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Premises or its desirability, and upon notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

13.	Each Tenant, before closing and leaving the space demised to such Tenant at any time, shall see that all entrance doors and Property security gates are locked.

14.
Landlord reserves the right to control and operate the public portions of the Property and the public facilities, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

15.	No space demised to any Tenant shall be used, or permitted to be used, for lodging, or sleeping or for any immoral or illegal purposes.

16.
The requirements of Tenants will be attended to only upon application at the office of the Landlord. Building employees shall not be required to perform, and shall not be requested by any Tenant to perform any work outside of their regular duties, unless under specified instructions from the office of Landlord.

17.	Canvassing, soliciting, and peddling on the Premises and the Property are prohibited, and each Tenant shall cooperate in seeking their prevention.

18.
There shall not be used in the Building, either by Tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and other safeguards as Landlord may require.

19.
No animals of any kind shall be brought into or kept about the Premises or Property by any Tenant, except if use/accompaniment is required by state or federal law, including the Americans with Disabilities Act.

20.
No Tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such Tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

21.	No vending machines shall be permitted to be placed or installed in any part of the Premises by any Tenant without written approval from the Landlord.

22.
No radio or television antenna or other device shall be erected on the roof or exterior wall of the Premises without first obtaining in each instance the Landlord’s consent in writing. Any antenna or device installed without such written consent shall be subject to removal at Tenant’s expense without notice at any time.

23.
No loud speakers, television, phonographs, radios, tape players, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

24.
The plumbing facilities shall not be used for any other purpose than that for which they are constructed; no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant. If there is no plumbing in Tenant’s Premises, but in the Common Area only, then the plumbing will be maintained and repaired by the Landlord, unless otherwise stated.

25.	The Common Area hallways, if applicable, shall be kept free and clear from any inventory, merchandise, stored materials, or materials being received.

26.	Tenant shall not burn any trash or garbage of any kind in or around the Premises.

27.	Tenant shall keep and maintain the Premises (including without limitation, exterior and interior portions of all windows, doors, and all other glass) in a neat and clean condition.

28.
Tenant shall not install, operate or maintain in the Premises any electrical equipment which does not bear underwriter’s approval, or which would overload the electrical system or any part thereof beyond its capacity for proper and safe operation as determined by Landlord.

29.
Tenant shall not suffer, allow or permit any vibration, noise, light, odor, or other effect to emanate from the Premises, or from any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort and convenience of Landlord or any of the other tenants of the Property.

30.
Landlord reserves the right, at any time and from time to time to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s judgment, for its best interests or for the best interests of the Tenants and the Property.

EXHIBIT C

4575 S.W. Research Way, Corvallis, OR 97333

LEGAL DESCRIPTION

Lot One, Block Two SRP (Sunset Research Park) Addition, In the City of Corvallis,
State of Oregon.

Exhibit E

Landlord's Construction Requirements

1.
Landlord, at Landlord's sole cost and expense, will separately meter Tenant's exclusive use of electricity in the Tenant's Premises. Work will be coordinated by the Landlord and completed by a licensed electrical contractor.

Exhibit G

4575 S.W. Research Way, Corvallis, OR 97333

List of Additional Insured(s)

1.	Research Way Investments, a California Limited Partnership

2.	Karex Property Management Services, Inc.

Please instruct your insurance carrier to mail the insurance certificate, naming the above additional insured to Karex Property Management Services, Inc, PO Box 1321, Paso Robles, CA 93447. Typically there will be no additional charge from your carrier for this certificate.

ADDENDUM 1

This First Addendum to the Lease Agreement dated November 3, 2017, between Research Way Investments, LP, as Landlord, and Siga Technologies, Inc., as Tenant. Notwithstanding any other provision of the Lease, the following provisions shall be deemed to prevail.

1.	Effective Date. This First Addendum is effective on the Lease Commencement Date, which is January 1, 2018.

2.	Condition of Premises: The Tenant shall Lease the Premises in its “existing as is” condition on the Commencement Date of this Lease.

3.
Option to Renew: Upon expiration of the Initial Term, Tenant shall have the option to renew the Lease, provided Tenant gives Landlord notice of its intent to exercise each option not more than 12 months and not less than six (6) months prior to the expiration of the Initial Term or first option Term and the Tenant is not in default. The first Option shall be for two (2) years, and the second Option shall be for three (3) years. The Fixed Rent during each Option Term shall increase by 3% on each anniversary of the Commencement Date of the Lease. All other terms and conditions of the Lease are to remain the same during all Options Terms.

4.
Tenant Premises Square Footage Adjustment. On an earlier date, the Landlord completed and provided to the Tenant an Estimated Budget of Operating Expenses, Taxes & Insurance for 2018 incorporating a “Load Factor” formula to calculate the tenant’s percentage of the common area and the tenants “Load Adjusted” Net Rentable Premises square footage. The math in that formula was incorrect and was used in error. It was inconsistent with the definition for determining the “Load Factor” used in this lease. This earlier square footage number (10,276 sq. ft.) was 236 sq. ft. lower than it should have been. The correct square footage number should have been 10,512 sq. ft. (per the Load Factor definition in the lease). The Landlord stated the corrected square footage (10,512 sq. ft.) in a later draft of the Lease. However, because the earlier calculations and figures based on the lower square footage were already approved by Siga’s board, the Landlord has agreed to adjust the tenant’s “Load Adjusted” Net Rentable Premises sq. ft. to the lower square footage number (10,276 sq. ft.) that was first provided to the tenant. For purposes of this Lease and CAM reconciliation(s), the Tenants “Load Adjusted” Net Rentable Premises sq. ft. will be 10,276 sq. ft.

5.
Tenant Rental Rate Credit. In the Summary of Lease Terms, section F.) Fixed Rent: it states that the rental rate will start at $1.45/sf/mo. As an incentive for the Tenant to continue leasing the Premises and as a gesture of goodwill based on a “great” twenty plus year relationship with Tenant, Landlord agrees to credit Tenant $0.10/sq. ft./mo. towards the $1.45/sq. ft. /mo. Lease Rate for the initial term of this lease. This credit will continue through the terms of the first and second Option periods if exercised by Tenant. This credit effectively lowers the starting Fixed Rent to $1.35/sq. ft. /mo.

6.
Load Factor Adjustment. The Load Factor formula as described in the Lease “1. PREMISES 1.5 Load Factor” is typically used when all tenants in the Building use and share proportionally all of the Common Areas.

7.	Tenant Pro-rata Share of Common Area. The Tenants’ pro-rata share of the Common Area is determined by the following formula:
a.    Divide the Adjusted Gross Building Area by the total Net Rentable sq. ft. of the building to determine Tenant’s percentage of Common Area sq. ft.

b.    Multiply this percentage by the Net Rentable Premises sq. ft. to determine the Tenant’s Load-Adjusted Net Rentable Premises

Siga Technologies, Inc. - Load Factor Calculations:

103,200 sq. ft. (Adjusted Gross Building Area) divided by 90,669 sq. ft. (Net Rentable sq. ft. of building) = 1.138 (Load Factor)
1.138 (Load Factor) x 9,237 sq. ft. (Net Rentable Premises sq. ft.) = 10,512 sq. ft. (Load Adjusted Net Rentable Premises).

*See Paragraph 4 above (Tenant Premises Square Footage Adjustment) Although 10,512 sq. ft. is the correct square footage per the formula, Landlord has agreed to use 10,276 sq. ft. for reasons stated in para. 4 above.

8.
Common Area Adjustments. Tenant is aware that Common Areas may increase or decrease as other tenants begin to occupy other portions of the building. When that occurs, the formula should remain the same; however, the resulting numbers and percentages may change.

9.            Electrical Sub-metering and Charges.  Landlord will separately meter Tenant’s exclusive use of electricity in the Tenant’s Premises at no cost to tenant (see Exhibit E – Landlord’s Construction Requirements). At the time Tenant’s Premises has been sub metered, Tenant’s meter will be read.  The meter will be read again on or about the last day of each year to determine and establish the amount of KWHs Tenant has used during that year.  Tenant will be charged for the actual number of the KWHs used at the same rate the KWHs were billed to landlord by the power company during the month said KWHs were used.  In addition to the actual cost per KWH, Tenant will also be charged their prorated percentage of the many various utility taxes, demand charges, delivery charges, load size charges, reactive power charges, low income housing assistance charges, etc. (and the many other associated miscellaneous charges as are itemized and billed by the power company on the master meter usage billing statement).  Until there is an “actual” history of Tenant’s use for a year or two, Tenant will  continue to pay its “estimated” electrical expense as shown in the 2018 Estimated Property Operating Expenses, Taxes, and Insurance.  However, the “actual” cost of the power for the Premises will be based on the readings of the sub meter, and the prorated bills from the power company. It will not be based on the prorated amount of square footage in the building.

In addition to the metered electrical use of Tenant’s Premises, Tenant will still be responsible for its prorated percentage share of the “common area” electrical use which will remain as part of the Property Operating Expenses, Property Taxes, and Insurance.

10.
Section 9 Addendum. For purpose of Section 9 of the Lease, it is agreed that the foregoing provisions relate solely to Alterations that take place during the Term. All alterations made by Tenant during any preceding lease of the Premises which were approved by the Landlord are deemed property of the Landlord and Tenant shall have no obligation to bear the cost of removal at the end of the Term.

11.
Section 15 Addendum. For purpose of Section 15 of the Lease, Tenant shall, in its reasonable discretion, have the right to determine if it is reasonable to continue the Lease, should Lessor elect to restore the Premises to allow for business operations of the Tenant as otherwise set forth in Section 15.

12.	No Other Modifications. Except as modified hereby, the Lease terms shall remain in full force and effect unmodified.

13.
Disclosures. Rex Jacobsma is the General Partner of Research Way Investments, the Landlord of the property. Rex Jacobsma has an ownership interest in Research Way Investments. Rex Jacobsma is the CFO of Jacobsma & Associates, Inc., a Real Estate firm in Paso Robles, California and also of Karex Property Management Services, Inc., a property management company also located in Paso Robles, California. Jacobsma & Associates is representing the Landlord only in these negotiations and is not representing the Tenant in any way.

14.
Additional Insureds. Karex Property Management Services, Inc. and Research Way Investments, a California Limited Partnership shall be named as additional insureds on Tenant’s Liability Insurance policy described in Section 13.1 of the Lease.

Karex Property Management Services, Inc.
P.O. Box 1321
Paso Robles, CA 93447
(805) 239-1739

Research Way Investments, a California Limited Partnership
P.O. Box 1833
Paso Robles, CA 93447
(805) 239-3090

15.
Counterparts; Delivery. This Lease (including this Addendum) may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument. Executed copies of this Lease (including this Addendum) delivered electronically, by email in PDF or otherwise, shall be deemed the same as originals.

[Signature page follows]

The undersigned hereby consent to the Addendum 1 terms set forth herein.

LANDLORD:                        TENANT:

Research Way Investments, a California Limited     Siga Technologies, Inc.
Partnership

By: /s /Rex Jacobsma      By: /s/ Daniel Luckshire__
Its: General Partner             Its: Chief Financial Officer